NEPTUNE INSURANCE HOLDINGS INC. CODE OF BUSINESS CONDUCT AND ETHICS (Adopted and approved on September 19, 2025, and effective as of the Company’s initial public offering) An Introduction From the CEO Our most valuable assets are our employees and the trust of our clients, colleagues, partners and communities. Neptune has adopted this Code of Conduct and Business Ethics (the “Code”) as part of our commitment to high standards of ethics and professional conduct. It provides basic guidelines that we expect you to uphold and illustrates the ethical standards we expect of you. Remember, we are a team at Neptune and are here to help: if you’re ever in doubt, just ask. Do I need to follow the code? Our Code applies to anyone who works for or represents Neptune. What are my responsibilities? In reading through the Code, you’ll see the reiteration of the standards that you’ve come to know and that we expect you to uphold. First and foremost, honesty and integrity are paramount to our operation and reputation. Keeping this front of mind in your day-to-day actions is a great first step. As a part of your critical role in maintaining the trust of our stakeholders, remember you must fully and truthfully cooperate with any investigation or audit related to this Code or any other applicable policies. If you become aware of any unlawful or unethical situation related to the Code, you must immediately notify the General Counsel. Information that you provide in such reports must be accurate. We take this Code and your responsibilities seriously at Neptune. Employees who are found to have violated the Code or fail to cooperate fully with any inquiries or investigations, are subject to disciplinary actions. Trevor Burgess CEO

2 1. Purpose Neptune Insurance Holdings Inc. (collectively with its subsidiaries, the “Company”) is committed to promoting high standards of honest and ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, the Company has adopted this Code of Business Conduct and Ethics (this “Code”). This Code sets expectations for the ethical behavior required of all Covered Persons (as defined below). The Company expects all Covered Persons to adhere to this Code and comply with applicable laws, rules, regulations, and all applicable Company policies. The Company encourages you to ask any questions you may have about this Code and its applicability, and any other ethical or legal issues. Please speak up and contact the Company’s Compliance Officer (as defined herein) when you have a question or concern. “Compliance Officer” for this Code means the Company’s general counsel (the “General Counsel”); provided that in the event there is no General Counsel, or the General Counsel is unavailable, the Company’s Chief Financial Officer shall be authorized to serve as the Compliance Officer in the interim or to designate another person as the Compliance Officer. Contact information for the Compliance Officer is available on the Company’s internal website. 2. Operating Under This Code 2.1 Who Must Follow This Code? This Code applies to all directors, officers, and employees of the Company, as well as temporary employees and contractors (collectively, “Covered Persons”). The Company expects Covered Persons to comply with this Code as well as all applicable laws and regulations regardless of their geographic location. If a provision of this Code conflicts with any local law or regulation where you are based, the more restrictive requirement applies. 2.2 This Code Is Not Comprehensive This Code cannot cover every situation or ethical issue Covered Persons might face, and it is not a substitute for common sense. Covered Persons are expected to be guided not just by the exact guidelines in this Code, but by the spirit of this Code and by their own sense of what is ethical. Even if a topic or situation is not covered by this Code but seems to be wrong or unethical, Covered Persons should speak up and follow the reporting procedures described in this Code. The Company has various policies and procedures that complement this Code. These policies provide a framework that Covered Persons must follow. Covered Persons are expected to familiarize themselves with the policies and procedures applicable to their roles, adhere to their requirements, and speak up with any questions.

3 2.3 Expectations for Covered Persons All Covered Persons are responsible for reading, understanding, and complying with this Code. Covered Persons may not take any actions that are contrary to this Code, nor may they direct, authorize, condone, or ignore behavior by any other individual or entity that would violate this Code if directly engaged in by a Covered Person. In addition, Covered Persons are expected to:  Act honestly and ethically in all business dealings and in a manner consistent with the values and principles of this Code;  Comply with relevant laws, regulations, rules, and standards related to their duties, function, and responsibilities;  Deal fairly and treat with respect other Covered Persons, as well as customers, suppliers, business partners, and other third parties;  Refuse to take any action they know or suspect is illegal or unethical, even if directed to by a manager, and even if such action appears to benefit the Company;  Speak up about potential misconduct and promptly report known or suspected violations of laws, regulations, rules, or this Code; and  Act in good faith and in the best interests of the Company while performing duties or services for the Company. 2.4 Expectations for Managers The Company expects its management team to all lead by example by acting with honesty and integrity and fostering a culture of ethics among their teams. Managers should ensure that their direct reports are familiar with this Code and report suspected violations. Managers are also responsible for creating an atmosphere in which Covered Persons are encouraged to raise concerns and report suspected violations in good faith, without fear of retaliation. Managers must escalate any reports they receive related to known or suspected violations of this Code, laws, regulations, or other Company policies. 2.5 Working With Business Partners The Company is committed to working with business partners that share its values and commitment to ethical conduct. Covered Persons may not direct, authorize, condone, or ignore behavior by business partners that would violate this Code if directly engaged in by a Covered Person.

4 2.6 Using Good Judgment and Asking Questions This Code requires Covered Persons to use good judgment. When you have a question about this Code, including whether an activity is permitted, please ask. You may contact the Compliance Officer or use any of the avenues in the Reporting Concerns and Investigations section of this Code. 2.7 Violations May Result in Disciplinary Action Violations of this Code, as well as any law, regulation, or other Company policy, may result in significant legal consequences and reputational harm for the Company. Any Covered Person who directs, authorizes, condones, ignores, or commits a violation of this Code, as well as any law, regulation, or other Company policy, may be subject to disciplinary action including, but not limited to, termination of employment or independent contractor relationship, requested resignation from, or no renomination to, the Company’s board of directors (the “Board”) (if a director), legal action, and/or referral for criminal prosecution, where appropriate under applicable laws and regulations. The Compliance Officer is responsible for creating and maintaining systems to promote awareness of and compliance with this Code. 3. Reporting Concerns and Investigations 3.1 Duty to Report If you learn or suspect that a violation of this Code has occurred, you must speak up. All Covered Persons have a duty to report known or suspected violations of this Code or of any law, rule, regulation, or Company policy. It is critical that Covered Persons speak up about their concerns to help the Company prevent unethical conduct from occurring, continuing, or escalating. Failing to report or withholding information about any known or suspected Code violation is itself a violation of this Code. 3.2 How to Report Covered Persons may report violations or suspected violations to their manager, the Compliance Officer, or the Chief Financial Officer. There may, however, be times when a Covered Person prefers to report confidentially and anonymously. In these instances, please follow the anonymous and confidential reporting procedures described in the Company’s Whistleblower and Complaint Policy, which includes the following: Code: Flood Click: www.RedFlagReporting.com Text: RFR to 234-231-9005 Call: 1-877-647-3335

5 Fax: 330-572-8146 Email: redflag@redflagreporting.com Mail: RFR, P.O. Box 4230, Akron, Ohio 44321 Whichever way you report, you should provide enough detail so that the Company can effectively investigate your concern. Nothing in this Code in any way prohibits or is intended to restrict or impede Covered Persons from reporting information to federal or state law enforcement agencies when a Covered Person has reason to believe that the violation of a federal or state statute has occurred; however, the Company requests that Covered Persons submit the concern or complaint to the Company prior to or in connection with submission of a concern or complaint to any governmental agency, so that the Company may properly investigate and remediate the issue. 3.3 Internal Investigations The Company is committed to taking reports seriously. The Compliance Officer is responsible for reviewing reports made through the Company’s reporting channels. All reports will be acknowledged promptly, and a response will be provided in a reasonable time frame. Any violation of this Code, including fraudulent reports, may result in disciplinary action as described above under Section 2.7. 3.4 Duty to Cooperate in Investigations Covered Persons must cooperate fully in internal investigations, including by providing truthful and complete information. Covered Persons must not attempt to conceal or cover up any known or suspected violations of this Code or of any law, rule, regulation, or Company policy, including by attempting to stop another Covered Person from reporting a known or suspected violation, or from cooperating in an investigation. 3.5 No Retaliation The Company prohibits reprisal, threats, retribution, or retaliation in any form, as well as any attempt to retaliate against anyone who makes or helps someone in making a good-faith report of a known or suspected violation of this Code, as well as any law, regulation, or other Company policy, including a good-faith report to any governmental agency or commission. The Company also prohibits any form of retaliation or intimidation against those participating in an investigation, including investigations by a government agency or commission. The Company also prohibits retaliation against anyone who refuses to carry out a request or perform an action that they believe, in good faith, would violate this Code, as well as any law, regulation, or other Company policy.

6 4. Adherence to the Law The Company is committed to following all applicable laws, rules, and regulations. Covered Persons must follow all applicable laws, rules, and regulations of each of the countries where the Company operates. Although not all Covered Persons are expected to know the details of all applicable laws, rules, and regulations, it is important to know enough to determine when to seek advice from appropriate personnel or report suspected violations. Questions about compliance with the law should be addressed to the Compliance Officer. 4.1 Public Disclosures The Company is committed to ensuring that all public disclosures and disclosures to regulatory agencies and other government entities are full, fair, accurate, timely, and understandable. This obligation applies to all Covered Persons with any responsibility for preparing such communications, including drafting, reviewing, signing, or certifying to the information. Information about the Company or its business activities shared on behalf of the Company should only be communicated by an approved Company spokesperson. For more information and restrictions, please see the Company’s Corporate Communications and Social Media Policy. 4.2 Accurate Recordkeeping The Company is committed to maintaining accurate books, records, and accounts. Covered Persons must keep accurate, complete, and reasonably detailed records of all Company transactions. Covered Persons must document transactions in a timely manner. Agreements with customers, suppliers, business partners, and other third parties must be transparent and documented in written agreements, accurately reflect the terms of the arrangement, and may not include “side deals” or other off- the-books arrangements. For clarity, the Company specifically prohibits:  Establishing or using any secret or off-balance sheet function or account for any purpose;  Using corporate funds to establish or use any bank account that is not identified by the name of the owner; and  Establishing or using any offshore corporate entity for any purpose other than a legitimate Company business purpose. Covered Persons are also required to retain Company records as required by applicable laws, Company policies (including retention requirements related to pending investigations or litigation), and business requirements.

7 4.3 Unfair Competition Laws and Restrictive Trade Practices Antitrust and unfair competition laws are designed to protect the integrity of open and fair competition. These laws prohibit practices and conduct that reduce competition or involve competition by unfair means, such as agreements between competitors to restrain trade or practices of a single company to monopolize an industry or trade. The Company is committed to complying with all applicable antitrust and unfair competition laws. Covered Persons making decisions for the Company should be aware that antitrust and unfair competition laws and regulations can apply to almost all aspects of the Company’s activities: marketing, procurement, contracting, selling, mergers and acquisitions, human resources, and more. Moreover, certain types of conduct or transactions are more likely to have potential antitrust implications. For example:  Agreements with competitors to fix or control prices;  Bid rigging;  Boycotts of certain suppliers or competitors;  Coordinating with competitors to divide up customers and/or geographic areas;  Agreements to limit production or sale of products;  Tying arrangements;  Exclusive dealing contracts or arrangements;  Agreements not to poach employees or to fix wages and/or benefits; and  Restrictive agreements with suppliers and customers. Covered Persons must seek guidance from the Compliance Officer any time they are interacting with competitors regarding potentially commercially sensitive areas or contemplating entering into a contract or arrangement that might involve any of the above or any other situation that raises antitrust concerns. 4.4 Insider Trading The United States and many other countries have laws that prohibit buying or selling securities for personal gain based on material nonpublic information. Examples of material information may include entry into or changes to significant contracts with customers or suppliers, significant proposed acquisitions or divestitures by the Company, the Company’s non-announced financial performance, or new product or service offerings not yet announced.

8 Covered Persons must comply with all applicable insider trading laws. For more information and restrictions, please see the Company’s Insider Trading Policy. 4.5 International Trade Control Requirements The Company is committed to complying with applicable trade international control requirements including import and export controls, embargoes, and other economic sanctions. Covered Persons involved in exports, imports, or other transfers must be mindful that, in certain instances, governmental licenses or other approvals may be required for the international movement or transmission of goods, services, software, and technical information, and sometimes even for release of technical information or source code to a foreign person within the same country. When importing merchandise, the Company needs to pay customs duties as required and to accurately report to customs authorities the value, classification, and country-of-origin of the merchandise. In addition, Covered Persons must be sensitive to prohibitions on certain activities associated with locations that are designated as being embargoed and entities or individuals that are designated as being sanctioned (or are directly or indirectly controlled by designated parties). Finally, Covered Persons should be sensitive to communications that relate to an international boycott. Responding to such communications may be impermissible, and the Company may be required to report them to the U.S. government. 4.6 Government Inquiries and Investigations From time to time, the Company and Covered Persons may be contacted by, or receive requests for information from, government investigators during a governmental investigation. Covered Persons must not destroy or alter documents relevant to, provide inaccurate or misleading information about, or otherwise obstruct a government investigation. Covered Persons should immediately notify their manager and the Compliance Officer if they are contacted by or receive a request for information from a government investigator. However, as noted below in the Reporting and Discussion Protections section, Covered Persons are not required to do so. 4.7 Reporting and Discussion Protections Nothing in this Code prevents you from:  Communicating with any government agency, department, commission, or law enforcement including to provide documents or other information, without notice to the Company;  Sharing compensation information about yourself or others (unless you only have access to this information due to your job responsibilities); or

9  Discussing or disclosing information about unlawful acts in the workplace, including reporting violations of law to any regulator or law enforcement. 5. INTEGRITY 5.1 Bribery and Corruption The Company prohibits bribery and corruption in all forms. The Company prohibits seeking any improper advantage in business dealings and is committed to avoiding even the appearance of impropriety in interactions with government officials, competitors, customers, suppliers, business partners, and other third parties. Covered Persons must abide by the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and any other applicable anti-corruption, anti-bribery and anti- kickback laws. The Company prohibits improper payments and benefits. Specifically, Covered Persons are prohibited from offering, promising, paying, or authorizing the payment, directly or indirectly, of anything of value to influence any act of the recipient contrary to the recipient’s duty or to secure any improper advantage. Similarly, Covered Persons are prohibited from accepting anything of value in exchange for maintaining a business relationship or granting a business advantage. Covered Persons may not use their personal funds to engage in any activity that is otherwise directly prohibited by this Code and applicable Company policies, nor may they make, authorize, or condone improper payments through customers, suppliers, business partners, or other third parties. For more information and restrictions, please see the Company’s Anti-Corruption Policy. 5.2 Gifts The Company recognizes that reasonable gifts can create goodwill and promote sound working relationships. However, a gift may trigger anti-corruption laws when it is offered or given under circumstances where it could be construed as an improper incentive. Gifts may be provided only if they are offered in connection with legitimate business activities (i.e., the promotion or demonstration of the Company’s products or services, the execution or performance of a contract, or other sound business justification) and in compliance with the Company’s Anti-Corruption Policy. Covered Persons must be particularly cautious when providing anything of value to government officials. Before offering or providing a gift to a government official or their family members, Covered Persons must obtain prior written approval from the Compliance Officer. For more information and restrictions, please see the Company’s Anti-Corruption Policy.

10 5.3 Conflicts of Interest and Corporate Opportunities Covered Persons are expected to pursue the Company’s best interests when acting on the Company’s behalf. This means avoiding situations where their personal relationships or interests interfere or potentially interfere with, or could be seen as interfering with, the interests of the Company as a whole. These situations are called “conflicts of interest.” Conflicts of interest can arise when a Covered Person takes action or has an outside interest, duty, responsibility, or obligation that may make it difficult to perform their duties and responsibilities to the Company objectively and effectively. They can also arise when a Covered Person has a personal or close familial relationship that could be seen as interfering with their responsibility to the Company. Some examples of conflicts of interest may include:  Hiring a close family member or close friend to provide services to the Company;  Service as a member of the board of directors of a competitor or accepting payments or other benefits from a competitor;  Having a significant financial interest in a competitor or a business that does business with the Company or seeks to do business with the Company, other than holding a direct interest of less than 1% in the stock of a publicly traded company;  Loans by the Company to, or guarantees by the Company of obligations of, Covered Persons1 or their family members;  Accepting certain outside employment; and  Personally benefitting, or having a family member benefit, from a Company procurement decision. Covered Persons must disclose any actual or potential conflict of interest to the Compliance Officer in writing. In appropriate circumstances, the Compliance Officer can approve certain relationships or transactions that may otherwise have given the appearance of creating a conflict of interest. Covered Persons also may not compete with the Company or take personal advantage of business opportunities that the Company might want to pursue.2 Covered Persons must not take for themselves personally (or for the benefit of family members or other close personal relationships) opportunities that are 1 Loans by the Company to, or guarantees by the Company of obligations of, any director or executive officer or their family members are expressly prohibited. 2 With respect to the Company’s non-employee directors, subject to Article IX of the Company’s Bylaws.

11 discovered through the use of Company property, information, position or relationship with the Company. Even opportunities that are acquired through independent sources may be questionable if they are related to the Company’s existing or proposed lines of business. Significant participation in an investment or outside business opportunity that is directly related to the Company’s existing or proposed lines of business must be preapproved by the Compliance Officer. Covered Persons with questions about a corporate opportunity must contact the Compliance Officer. Directors and officers may not participate in any deliberation or decision-making process relating to transactions in which such director or officer has a potential conflict of interest, or which involves a situation where that director or officer may be considered to be competing with the Company or taking advantage of a Company corporate opportunity. All related-party transactions, whether or not deemed to be a conflict of interest, must be approved in accordance with the Company’s Related-Party Transactions Policy. 5.4 Competition and Fair Dealing The Company strives to compete vigorously and to gain advantages over its competitors through superior business performance, not through unethical or illegal business practices. Covered Persons may not use improper means to acquire proprietary information from others, possess trade secret information, or induce disclosure of confidential information from past or present employees of other companies. If a Covered Person becomes aware of the improper acquisition of this type of information, the Covered Person must report it immediately. Covered Persons are expected to deal fairly and honestly with anyone with whom they have contact in the course of performing their duties or providing services to the Company and not engage in unfair business practices. Covered Persons involved in procurement have a special responsibility to adhere to principles of fair competition in the purchase of products and services by selecting suppliers based exclusively on typical commercial considerations, such as quality, cost, availability, service, and reputation, and not on the receipt of special favors. Covered Persons involved in sales have a special responsibility to abide by all Company policies regarding selling activities, including Company policies relevant to revenue recognition. Further, no Covered Person may take unfair advantage of anyone through manipulation, concealment, abuse, use of privileged information, misrepresentation of facts, or any other unfair dealing practice. 6. Protecting Company Assets 6.1 Confidential Information Confidential information includes all nonpublic information (regardless of its source) that might be of use to the Company’s competitors or harmful to the

12 Company or its customers if disclosed. Covered Persons must not disclose the Company’s confidential information, including operational, financial, trade-secret, or other business information externally without express authorization, and they must exercise caution in sharing such information internally, except where there is a business need to know. Covered Persons must also take care to prevent the unauthorized disclosure of confidential information, including storing such information securely and being cautious when discussing this information in public settings. Covered Persons must also take care when using social media to ensure that no confidential information is disclosed. When in doubt, Covered Persons should presume that Company emails, voicemails, and other communications and information about the Company are confidential. For more information and restrictions, please see the Company’s Corporate Communications and Social Media Policy. Additionally, Covered Persons must respect and maintain the confidentiality of personal information belonging to other Covered Persons. Covered Persons are also responsible for protecting and maintaining the confidentiality of any information entrusted to us by customers, suppliers, business partners, and other third parties. For more information, please see the Company’s Written Information Security Policy and other policies regarding data protection and privacy. This Code also prohibits the illegal use of anyone else’s intellectual property or confidential information, including information obtained from a prior employer or business partner. This section does not prohibit Covered Persons from sharing the information set forth in the Reporting and Discussion Protections section above. 6.2 Protection and Proper Use of Company Assets All Covered Persons are expected to protect the Company’s assets and ensure their efficient use for legitimate business purposes. These assets include the Company’s proprietary information, including intellectual property such as trade secrets, “know-how,” patents, trademarks, logos, and copyrights, as well as business and marketing plans, engineering and manufacturing ideas and designs, databases, records, customer information, and any nonpublic financial data or reports. Theft, carelessness, and waste have a direct impact on the Company’s business and operating results. The Company’s physical property, such as computer equipment, buildings, furniture and furnishings, office supplies, products, and inventories, should be used only for activities related to an employee’s employment, although incidental personal use is permitted. Similarly, unauthorized use or distribution of the Company’s proprietary information is prohibited. Any theft, misuse, or suspected theft or misuse of the Company’s assets that becomes known to a Covered Person must be reported immediately.

13 6.3 Data Security Covered Persons must be vigilant to protect against cybersecurity threats, including phishing, malware, and ransomware. Covered Persons must follow Company policies and guidance about ways to mitigate these threats. For more information and restrictions, please see the Company’s Data Security Policy. 7. Care for Our Communities 7.1 Lobbying Activities and Political Contributions The Company recognizes the right to lawfully lobby regarding issues that affect the Company and its business operations. Covered Persons are not authorized to lobby on the Company’s behalf without approval from the Compliance Officer. Any political contributions on the Company’s behalf, including allowing the use of Company facilities by politicians, political parties, or candidates, must be preapproved in writing by the Chief Executive Officer (the “CEO”) (after consultation with the Compliance Officer. Requests for political contributions must be submitted for approval to the CEO. The CEO, in consultation with the Compliance Officer will review the request and, if appropriate, elevate the request to the Board for approval. Covered Persons may not use personal funds to make political contributions in the Company’s name or to obtain improper business or business advantages for the Company. While you are free to participate fully in the political process with your own resources, you should not use Company resources or perform political activities (such as working on a political campaign or conducting business as a public official) during work time. It is also impermissible for a Covered Person to encourage or request a subordinate employee to make a personal contribution of funds or services to any candidate or holder of public office, or a person or group promoting a position on a public issue or candidate. For more information and restrictions, please see the Company’s Anti-Corruption Policy. 7.2 Charitable Contributions The Company encourages Covered Persons to volunteer and give back to their communities. However, Covered Persons may only use Company resources to personally support charitable or nonprofit institutions that are specifically sanctioned or supported by the Company. If you would like to invite the Company to volunteer with or contribute to an organization, please contact the Compliance Officer. For more information and restrictions, please see the Company’s Anti- Corruption Policy. 8. Administration of This Code The Audit Committee is responsible for reviewing this Code as set forth in the Audit Committee’s charter and overseeing the establishment of procedures for the prompt internal reporting of

14 violations of this Code. It may request reports from the Compliance Officer or other members of management about the implementation of this Code and may take any steps in connection with the implementation of this Code as it deems necessary, subject to the limitations set forth in this Code. The Audit Committee will have the authority to review and assess this Code and recommend revisions for approval by the Board. The Company will notify Covered Persons of any material changes to this Code. 9. No Rights Created This Code is a statement of fundamental principles, policies, and procedures that govern the conduct of the Company’s Covered Persons. It is not intended to and does not create any legal rights for any business partner, supplier, vendor, competitor, stockholder, or any other nonemployee or entity. 10. Amendments and Waivers of This Code Any amendment of this Code must be in writing and must be authorized by a majority of the members of the Board. Any request for waivers from this Code must be made in writing to the Compliance Officer and must be authorized by a majority of the members of the Board or, to the extent permissible under applicable laws, rules, and regulations, a committee of the Board if the Board has delegated such authority to a committee. Waivers of this Code are anticipated to only occur in rare circumstances and where there is extraordinary justification for the waiver. Any such amendment or waiver of this Code will be publicly disclosed if required by applicable laws, rules, and regulations. 11. Disclaimers This Code may be modified from time to time, the latest version of which will be displayed on the Company’s website. Additionally, this Code supersedes and replaces any prior code of business conduct. To the extent there are any conflicts between this Code and any other Company policies or procedures, the more restrictive requirements shall apply. This Code was designed to be compliant with all applicable laws, rules, and regulations, but the Company recognizes that legal changes may occur. Therefore, to the extent any provisions of this Code conflict with applicable laws, the provisions of the applicable laws shall apply.

NEPTUNE INSURANCE HOLDINGS INC. CODE OF BUSINESS CONDUCT AND ETHICS FORM OF ACKNOWLEDGMENT I certify that I have read, understood, and agree to comply with and be subject to the terms of the Company’s Code of Business Conduct and Ethics (the “Code”). I agree that I will be subject to sanctions imposed by the Company, in its discretion, for violation of the Code, and that the Company may give stop-transfer and other instructions to the Company’s transfer agent against the transfer of Company securities as necessary to ensure compliance with the Code. I acknowledge that one of the sanctions to which I may be subject as a result of violating the Code is termination of my employment or independent contract for cause, or if I am a director, requested resignation from, or no renomination to, the Board. Capitalized terms not defined herein shall have the meanings ascribed to them in the Code. Date: Signature: Printed Name: